Exhibit 23.7

                 [LETTERHEAD OF INTERNATIONAL DATA CORPORATION]




The undersigned hereby consents to the references to the undersigned included in the Registration Statement on Form S-1 of 24/7 Media, Inc. and any amendment thereto.





/s/ John Gantz
---------------------
John Gantz
Senior Vice President
International Data Corporation

July 20, 1998